SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 28, 2002

Medicis Pharmaceutical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18443	52-1574808

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8125 North Hayden Road Scottsdale, Arizona	85258-2463

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(602) 808-8800

Item 5. Other Events.
SIGNATURES
EX-99.1

Item 5.   Other Events.

         On May 28, 2002, we issued a press release announcing that we intend to raise up to $350 million in aggregate principal amount of our Contingent Convertible Senior Notes due 2032 (the “Notes”) in a private placement pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. The initial purchaser of the Notes will have the option to purchase up to an additional $50 million in aggregate principal amount of the Notes. The sale of the Notes is expected to close on or about June 4, 2002. We expect to use the net proceeds from the offering of the Notes:

•	to fund the purchase of $125 million of shares of our Class A common stock sold short by purchasers of the Notes concurrently with their purchase of the Notes;

•	for future acquisitions; and

•	for general corporate purposes.

         A copy of the press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION (Registrant)

Date: May 28, 2002	/s/ Mark A. Prygocki, Sr.
	Name:	Mark A. Prygocki, Sr.

	Title:	Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer